                                                                    Exhibit 11.1


                                       NEOPROBE CORPORATION AND SUBSIDIARIES
                                         COMPUTATION OF NET LOSS PER SHARE
                                                          Three Months Ended                  Nine Months Ended
                                                             September 30,                      September 30,
                                                          1997           1998                1997           1998
                                                          ----           ----                ----           ----
Net Loss                                              $(5,412,776)   $(5,604,963)       $(17,373,909)   $(17,929,631)

Weighted average number of
  shares outstanding:

Common shares outstanding
  beginning of period                                  22,758,725     22,840,017          22,586,527      22,763,430

Weighted average common shares
  issued during period                                      8,109         44,511             136,480          59,952
                                                      -----------    -----------        ------------    ------------

Weighted average number of shares outstanding
  used in computing basic net loss per share           22,766,834     22,884,528          22,723,007      22,823,382
                                                      ===========    ===========        ============    ============


Weighted average number of shares used in
  computing diluted net loss per share                 22,766,834     22,884,528          22,723,007      22,823,382
                                                      ===========    ===========        ============    ============


Earnings (Net Loss) Per Share:
  Basic                                               $     (0.24)   $     (0.24)       $      (0.76)   $      (0.79)
                                                      ===========    ===========        ============    ============

  Diluted                                             $     (0.24)   $     (0.24)       $      (0.76)   $      (0.79)
                                                      ===========    ===========        ============    ============